UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2006

Naturade, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Valencia Avenue, Suite 100, Brea, California		92823
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-573-4800

14370 Myford Road, Irvine Ca 92606
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.03 Bankruptcy or Receivership.

The Company announced today that on August 31, 2006, it filed for reorganization under Chapter 11 of the Bankruptcy Code, in the Federal Bankruptcy Court for the Central District of California, Santa Ana Divisional Office and it will submit a Plan of Reorganization during the week of September 11th through September 17th, to restructure its debts to its creditors. The currant Board of Directors and management will remain in control of the Company subject to the jurisdiction of the Bankruptcy Court and any approved Plan of Reorganization.

Item 4.01 Changes in Registrant's Certifying Accountant.

The Board of Directors of the Company at its August 28, 2006 board meeting voted to terminate the Company’s relationship with its independent accounting firm of BDO Seidman LLP as its independent auditors. BDO Seidman LLP was informed of its dismissal as the Company’s independent auditors by letter dated September 1, 2006. For the two years prior to the dismissal , there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not, resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

On September 6, 2006, the Company retained the Independent Accounting firm of Squar, Milner, Miranda & Williamson, LLP of Newport Beach, California to act as the Company’s auditors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 28, 2006 the Board of Directors appointed the following individuals to Officers positions in the Company to fill officer and other positions due to forth coming resignations of the CEO/President and the COO/CFO:

1.ADAM MICHELIN as Chairman of the Board. Mr. Michelin received his Juris Doctorate from UWLA, MBA work at New York University, and his Bachelor of Science from Tri State University and was President of several successful start-up companies and CEO of the third largest national chain for childcare. Mr. Michelin is the founding member and CEO of Redux Holdings. He has more than 32 years in executive leadership, operations and turnarounds. He has served as Chief Executive Officer, Chief Operating Officer and Chief Restructuring Officer for several companies, representing both shareholders and creditors in the healthcare, retail, light manufacturing, professional services and marketing and distribution sectors. Mr. Michelin is also a founding member and CEO of the Enterprise Group and serves on several Boards, public, profit and not-for-profit.

2.GARY CURTIS CANON as corporate Secretary. Mr. Canon received his B.A. in Philosophy from United States International University and earned his M.B.A. and J.D. from National University. Mr. Canon has served as a Board member, President, or General Counsel and Corporate Counsel for Financial Services and Investment Corporation, Trans Pacific Group, Inc, Builders Staff Corporation, Interstate Management Services Corporation and World Transport Authority. As a former Principal, Senior Partner and Chairman of the board in the law firm of Cannon, Potter & Day, P.C., Mr. Cannon was the lead attorney in Business/Corporate, Securities, Civil Litigation, and Real Estate matters. Mr. Canon has worked extensively with the Indochinese community in Southern California and has been honored by the Indochinese Chamber of Commerce of San Diego. Mr. Cannon has been an adjunct graduate professor of business law and management at National University’s School of Management and Business, and a Founding Director, and former Chairman of the Board and President of the National Business Fellowship Foundation.

3.RICHARD MUNRO as corporate Chief Executive Officer. Mr. Munro holds a Master of Business Administration degree from Auckland University, A BCom from Canterbury University and is a Chartered Accountant (CA) in New Zealand. Mr. Munro’s expertise spans marketing, distribution, retail, franchising and service industries with international brands including Fujifilm, Ricoh, America’s Cup Yachting Event, RJR Nabisco, Hanimex, Toshiba, Jantzen and Trilux. Past achievements of Mr. Munro have been to effectively lead businesses out of crisis situations including leading 25% sales growth year on year and turnaround of a national specialty retailer from a 10-year loss history to budget profit in only 12 months. Currently, Mr., Munro is Managing Director of the Enterprise Group and is a member of several professional organizations including AICPA, The Forum for Corporate Directors of Orange County, and the New Zealand Institute of Chartered Accountants.

On Thursday, August 31, 2006, the Company Board of Directors accepted the resignation of William Stewart as President of the Company and Steve Kasprisin as Chief Operations Officer and Chief Financial Officer of the Company. The resignations were done at the request of the new Board of Directors as part of the reorganization of the Company.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc

September 7, 2006	By:	/s/Richard Munro

Name: Richard Munro
Title: Chief Executive Officer